Exhibit 10.1

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “First Amendment”) is entered into as of February 5, 2024, by and among Power & Digital Infrastructure Acquisition II Corp., a Delaware corporation (“Parent”), XPDB Merger Sub, LLC, a Delaware limited liability company (“Merger Sub” and, together with Parent, the “Parent Parties”), and Montana Technologies, LLC, a Delaware limited liability company (the “Company” and, together with Acquiror and Merger Sub, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement (as defined herein).

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of June 5, 2023 (as may be amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 9.13 thereof as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1.  Amendment.

(a)  The definition of “Aggregate Transaction Proceeds” in Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Aggregate Transaction Proceeds” means an amount equal to the sum of (without duplication): (i) the aggregate cash available to the Company, its Subsidiaries and any joint venture majority- or co-controlled by the Company, including CAMT Climate Solutions Ltd. and any joint venture majority- or co-controlled by the Company formed by the Company, on the one hand, and General Electric Company or any of its Subsidiaries, on the other hand (“Controlled Joint Ventures”); plus (ii) the aggregate amount of all irrevocable and unconditional binding commitments (other than those conditions that by their terms will be satisfied concurrently with the Closing) (1) by one or more persons (other than the Company or its Subsidiaries) to provide funding or make capital contributions to any Controlled Joint Venture and (2) by one or more persons (other than the Company or any of its Subsidiaries or Controlled Joint Ventures) for financing of facilities or equipment of the Company, its Subsidiaries or the Controlled Joint Ventures; plus (iii) the aggregate cash actually received by the Company or Parent following the date of the Agreement and concurrently with or prior to the Closing in connection with the issuance and sale by the Company or Parent of Equity Interests of the Company or Parent; provided that, such aggregate cash received by Parent described in this clause (iii) shall only be included as Aggregate Transaction Proceeds if (x) such amount is subject to any redemption rights by Parent Stockholders, to the extent Parent has provided the Parent Stockholders an opportunity to redeem their shares of Parent Class A Common Stock in connection with the Transactions and such Parent Stockholders are no longer legally entitled (pursuant to the terms of the Organizational Documents of Parent and the applicable deadlines imposed by Parent on the Parent Stockholders for such redemption) to, and Parent does not otherwise permit such Parent Stockholders to, redeem such shares but giving effect to such redemption and any and all reversals of elections to redeem shares of Parent Class A Common Stock by Parent Stockholders or (y) such amount is not subject to any redemption rights by Parent Stockholders; plus (iv) amounts available for borrowing under any indebtedness of the Company (including, for the avoidance of doubt, indebtedness that is evidenced by notes, bonds, debentures, credit agreements and/or similar instruments); plus (v) the aggregate amount on deposit in the Trust Account (after, for the avoidance of doubt, giving effect to any redemptions of shares of Parent Class A Common Stock by stockholders of Parent but before release of any other funds, including in satisfaction of Parent Transaction Expenses and Company Transaction Expenses).

(b)  Section 6.2(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

(d) Transaction Proceeds. The Aggregate Transaction Proceeds shall be equal to or greater than $50,000,000; provided that, upon receiving proceeds from the Capital Raise equal to or in excess of such amount, this condition shall no longer apply.

2.  Confirmation. All other provisions of the Agreement shall, subject to the amendments expressly set forth in Section 1 of this First Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the Parties in accordance with their terms. This First Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to in the Agreement. This First Amendment forms an integral and inseparable part of the Agreement.

3.  References. Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Agreement shall, effective from the date of this Amendment, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement and references in the Agreement, as amended by this Amendment, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to June 5, 2023.

4. Incorporation by Reference. Each of the provisions of Section 9.3 (Notices), Section 9.4 (Severability), Section 9.5 (Binding Effect; Assignment), Section 9.6 (No Third Party Beneficiaries), Section 9.7 (Section Headings), Section 9.8 (Consent to Jurisdiction, Etc.), Section 9.9 (Entire Agreement), Section 9.10 (Governing Law), Section 9.11 (Specific Performance), Section 9.12 (Counterparts), Section 9.13 (Amendment; Modification; Waiver), Section 9.16 (No Recourse) and Section 9.17 (Construction) of the Agreement are incorporated by reference into this First Amendment and shall apply, mutatis mutandis, to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to Agreement and Plan of Merger to be executed as of the date first above written.

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Chief Executive Officer

XPDB MERGER SUB, LLC

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Chief Executive Officer

MONTANA TECHNOLOGIES, LLC

By:	/s/ Matt Jore
Name:	Matt Jore
Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]